Exhibit 32

Certification of Annual Report on Form 10-K

of National HealthCare Corporation

For the Year Ended December 31, 2018

The undersigned hereby certify, pursuant to 10 U.S.C. Section 906 of the Sarbanes-Oxley Act of 2002, that to the undersigned’s’ best knowledge and belief, the Annual Report on Form 10-K for National HealthCare Corporation (“Issuer”) for the period ending December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”):

(a)	Fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(b)	the information contained in the Report fairly presents in all material respects, the financial condition and results of operations of the Issuer.

This Certification accompanies the Annual Report on Form 10-K of the Issuer for the annual period ended December 31, 2018.

This Certification is executed as of February 20, 2019.

/s/Stephen F. Flatt Stephen F. Flatt Chief Executive Officer /s/Brian F. Kidd Brian F. Kidd Principal Accounting Officer

A signed original of this written statement by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.